Exhibit 99.1

Investor contacts:

Kelly Delany

VP Marketing Communications

805-690-4040

kelly.delany@callwave.com

CallWave Announces Financial Results for Fourth Fiscal Quarter and Year End 2007

Santa Barbara, Calif., August 21, 2007 — CallWave, Inc. (Nasdaq: CALL), an innovator of applications that make phones and PCs work better together, today reported financial results for the fourth fiscal quarter and year end June 30, 2007.

Total revenue for the fourth quarter of fiscal 2007 was $5.5 million compared to $6.2 million reported in the third quarter of fiscal 2007. Net loss for the fourth quarter of fiscal 2007 was $2.3 million, or $(0.11) per share, compared to a net loss of $2.6 million, or $(0.12) per share reported in the third quarter of 2007.

Total revenue for fiscal year 2007, was $25.2 million compared to $36.6 million reported in fiscal year 2006. Net loss for fiscal year 2007 was $7.5 million, compared to a net loss of $2.0 million in the previous year.

CallWave ended the fiscal year with $52.7 million in cash, cash equivalents, and marketable securities compared with $60.9 million in the prior fiscal year. Cash was primarily impacted by the ongoing litigation expense with J2 and subsequent lump sum settlement of $4 million in the third quarter of fiscal 2007.

In addition, CallWave also announced a resource realignment and staff reduction to support the Company’s strategic growth initiatives and channel development.

“Fiscal Year 2007 was an important year for CallWave as we focused on launching new products, evaluating distribution channels and scaling our subscriber base,” said Mark Stubbs, acting Chief Executive Officer of CallWave. “Looking forward, we have defined a three point plan for growth and a return to profitability. This plan is grounded in launching products and services that will add greater value to the end user experience which we can then monetize, gaining traction and scale with carriers and channel partners, and prudently managing cash in support of our growth drivers.”

Conference Call Details

The CallWave Fourth Quarter 2007 teleconference and Webcast is scheduled to begin at 4:30 p.m. Eastern Time, on Tuesday, August 21, 2007. To access the call, please dial (800) 257-7063, or outside the U.S. (303) 262-2141, at least five minutes before start time. A live webcast and replay will also be available on the investor relations section of the Company’s website http://www.callwave.com. An audio replay of the call will also be available to investors beginning at 6:30 p.m. ET on August 21, 2007, through September 4, 2007, by dialing (800) 405-2236, or (303) 590-3000, and entering the passcode 11096049#.

About CallWave

CallWave is leading the way in developing applications that make phones and computers work better together. With CallWave, tasks that are difficult to do on the phone become much easier on the desktop—without changing phone numbers, handsets or service providers. CallWave enables consumers and businesses to get more out of the devices they use everyday—their computers and phones. CallWave also private-labels convergence applications, such as PC-based visual voicemail, to service providers to reduce churn, expand on-line marketing and drive revenues. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

Safe Harbor Statement

This press release may contain certain statements of a forward-looking nature. Such statements are made pursuant to the “forward-looking statements” and “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements.

CALLWAVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	June 30,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,299	$24,040
Marketable securities	32,411	36,907
Accounts receivable; net of allowance for doubtful accounts of $436 and $574 at June 30, 2007 and 2006, respectively	2,396	2,834
Prepaid income tax	—	88
Other current assets	563	973

Total current assets	55,669	64,842

Property and equipment, net	2,118	2,014
Intangible assets, net	4,405	533
Other assets	83	66

Total assets	$62,275	$67,455

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$677	$451
Accrued payroll	910	735
Deferred revenue	855	92
Other current liabilities	1,309	1,515

Total current liabilities	3,751	2,793

Commitments and contingencies

Stockholders’ equity:
Common stock, $0 par value; 100,000 shares authorized; 20,880 and 20,800 shares issued and outstanding at June 30, 2007 and 2006, respectively	73,346	72,119
Other comprehensive loss	(36)	(143)
Accumulated deficit	(14,786)	(7,314)

Total stockholders’ equity	58,524	64,662

Total liabilities and stockholders’ equity	$62,275	$67,455

CALLWAVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Years ended June 30,
	2007	2006	2005
	(unaudited)
Revenues	$25,201	$36,594	$45,518
Cost of sales	8,746	13,088	13,026

Gross profit	16,455	23,506	32,492
Operating expenses (1):
Sales and marketing	7,652	6,293	9,533
Research and development	7,178	6,805	6,868
General and administrative	12,021	11,508	7,622
Loss on disposal of property and equipment	114	23	4
Impairment of long-lived assets	—	253	—

Total operating expenses	26,965	24,882	24,027

Operating income (loss)	(10,510)	(1,376)	8,465
Interest income, net of expense	3,044	2,479	1,032

Income (loss) before income taxes	(7,466)	1,103	9,497
Income tax expense (benefit)	6	3,086	(2,105)

Net income (loss)	$(7,472)	$(1,983)	$11,602

Net income (loss) per share:
Basic	$(0.36)	$(0.10)	$0.72
Diluted	$(0.36)	$(0.10)	$0.57
Weighted-average common shares outstanding:
Basic	20,827	20,615	16,171
Diluted	20,827	20,615	20,295
(1) Includes stock-based compensation as follows:

Sales and marketing	$171	$105	$109
Research and development	345	146	68
General and administrative	559	292	11

CALLWAVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years ended June 30,
	2007	2006	2005
	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(7,472)	$(1,983)	$11,602
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	884	778	801
Loss on disposal of property and equipment	114	23	4
Stock based compensation expense	1,075	543	188
Deferred income taxes	—	2,929	(1,265)
Bad debt expense	1,408	2,445	1,487
Inventory write-off	—	314	—
Impairment of long lived assets	—	359	—
Net realized gain on sale of marketable securities	(30)	—	—
Other items	—	48	—
Changes in operating assets and liabilities:
Restricted cash	—	335	—
Accounts receivable, net of bad debt expense	(970)	397	(3,473)
Inventory	—	140	(454)
Prepaid income tax	88	25	(113)
Other assets	341	(456)	116
Accounts payable	226	(350)	(444)
Accrued payroll and other liabilities	(21)	(221)	1,160
Deferred revenues	763	(1,495)	(814)
Income taxes payable	(10)	10	(1,158)

Net cash provided by (used in) operating activities	(3,604)	3,841	7,637

Cash flows from investing activities:
Purchase of intangible assets	(4,000)	(550)	—
Purchases of marketable securities	(83,006)	(46,017)	(45,217)
Sales of marketable securities	87,639	48,987	12,200
Purchases of property and equipment	(939)	(822)	(1,086)
Proceeds from the sale of property and equipment	6	—	—

Net cash provided by (used in) investing activities	(300)	1,598	(34,103)

Cash flows from financing activities:
Exercises of stock options	163	1,773	1,882
Proceeds from initial public offering	—	—	37,200
Costs incurred in initial public offering	—	—	(1,975)

Net cash provided by financing activities	163	1,773	37,107

Net increase (decrease) in cash and cash equivalents	(3,741)	7,212	10,641
Cash and cash equivalents at beginning of the period	24,040	16,828	6,187

Cash and cash equivalents at end of the period	$20,299	$24,040	$16,828

Supplemental disclosures of cash flow information
Cash paid for:
Income taxes	$6	$1	$431
Interest	—	—	1
Non-cash investing activities:
Stock issued for purchase of property	$40	$—	$—